SERVICE AGREEMENT

This Service Agreement (“Agreement”) is entered into by and between Arctic Eyes, LLC (“Arctic Eyes”), a Florida limited liability company, and SW China Imports, Inc. (“Client”), a Nevada corporation.

WITNESSETH:

WHEREAS, Arctic Eyes is an independent service provider specializing in website development and investor and public relations;

WHEREAS, Client wishes to retain Arctic Eyes to assist it develop an initial corporate website and for future investor and public relations efforts;

WHEREAS, Arctic Eyes agrees to be retained by Client; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual terms and covenants hereinafter expressed, Client and Arctic Eyes do mutually agree as follows:

1.

Engagement. Client hereby engages Arctic Eyes to perform the Services, hereinafter defined, and Arctic Eyes hereby accepts such limited appointment on the terms and covenants set forth herein and agrees to use its best efforts in providing said Services.

2.

Independent Contractor. Arctic Eyes shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

A.

Arctic Eyes shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner or controlling person of Client, and Arctic Eyes shall have no power to negotiate and/or enter into any agreement or binding commitment on behalf of Client;

B.

Arctic Eyes shall not have or be deemed to have, fiduciary obligations or duties to Client and shall be free to pursue, conduct and carry on for its own account, or for the account of others, such activities, employment, ventures, businesses and other pursuits as Arctic Eyes, in its sole discretion, may elect; and

C.

Notwithstanding the above, no activity, employment, venture, business or other pursuit of either Party during the term of this Agreement shall conflict with either Party’s obligations under this Agreement or be adverse to either Party’s interests during the term of this Agreement.

Client Initials:   SW

Arctic Eyes Initials:   NE  _

Service Agreement

SW China Imports, Inc.

3.

Services. Arctic Eyes agrees to provide the following services which it deems reasonably necessary to be in compliance with its obligations under this Agreement (collectively, “Services”):

A.

Website Development. Arctic Eyes agrees to develop Client an simple website prior to the Client’s filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission (SEC) that will meet any and all SEC requirements;

B.

Online Retail Presence.  Arctic Eyes agrees to further develop and expand Client’s website to include an interactive retail presence comprised of live inventory offerings, payment acceptance, and completed order forwarding capabilities.  Arctic Eyes agrees to host and monitor this website during the term of this Agreement;

C.

Non-Exclusivity. Arctic Eyes acknowledges that it is not being granted exclusive rights to provide the Services described herein and Client is free to seek alternative service providers during the Term of this Agreement;

D.

Availability. Arctic Eyes agrees to make itself available to the officers, directors, employees, and agents, including legal counsel, certified public accountants and investment bankers, of Client at such mutually agreed upon place, or via the telephone, during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of performing the Services in this Agreement; and

E.

Best Efforts Basis. Arctic Eyes shall devote such time and effort as it deems commercially reasonable under the circumstances to the affairs of Client as is reasonable and adequate to render the Services outlined in this Agreement.

4.

Expenses.  Arctic Eyes and Client shall be responsible for their own expenses incurred during the performance of this Agreement.

5.

Fees. Client agrees to pay Arctic Eyes five-million (5,000,000) shares of its common stock, $0.0001 par value.  These shares shall be valued at fifty-thousand (US$50,000) dollars, or one-cent (US$0.01) per share.  All shares issued to Arctic Eyes hereunder shall be unrestricted free-trading shares or shall carry registration rights to be registered for resale by Client.

6.

Term and Termination.  This Agreement shall be binding and effective as of the date of execution and shall expire on the first of: (i) one (1) year of the date of execution or (ii) after mutual written notice is given and accepted by both Parties, in which event Arctic Eyes agrees to refund Client a pro-rated amount of the Fees in Section 5 hereinabove.

7.

Indemnity. Client hereby agrees to indemnify and hold Arctic Eyes, its partners, shareholders, directors, officers, employees and agents harmless from any and all suits, actions, proceedings at law or in equity, liabilities, claims (groundless or otherwise), costs, losses, damages, payments, deficiencies, judgments, settlements, penalties, fines, costs and legal and other expenses, including attorneys’ fees, arising from or related to the performance of this Agreement, specifically including any dispute, litigation, arbitration, or regulatory investigation or action in which Arctic Eyes, its partners, shareholders, directors, officers, employees and agents may be named as a respondent, defendant, third-party defendant or third-party respondent, or any proceeding or matter where any they are required to respond to a subpoena, summons, or any other order or inquiry, whether through testimony, in writing, or by the production of documents or information, unless there has been a final

Client Initials:   SW

Arctic Eyes Initials:   NE  _

Service Agreement

SW China Imports, Inc.

and non-appealable adjudication by a court of competent jurisdiction that such claim, loss, damage, or cost was directly caused by the willful misconduct or gross negligence of Arctic Eyes, without any contributory negligence by Client.

All payments by Client to Arctic Eyes pursuant to this indemnification clause shall be made as soon as practicable after written demand by Arctic Eyes is presented to Client, but in no event later than thirty (30) business days after such written demand is sent by Arctic Eyes to Client.  Client’s obligation to make such payments shall not be affected by the pendency of any proceedings regarding the amount or validity of Arctic Eyes’s demand for indemnification, or by any proceeding alleging willful misconduct or gross negligence by Arctic Eyes, unless and until there has been a final and non-appealable adjudication that Arctic Eyes is guilty of willful misconduct or gross negligence.

8.

Other Material Terms and Conditions.

A.

Entire Agreement. This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the engagement hereof. No modification, recision, cancellation, amendment or termination of this Agreement shall be effective unless it is in writing and is signed by all parties to this Agreement.

B.

Conflict. In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

C.

Assignments. The benefits of this Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

D.

Notices. Any notice required or permitted to be given under this Agreement shall be in writing and served by hand delivery, commercial overnight courier or registered or certified U.S. Mail to the address stated below for both parties and shall be deemed duly given upon receipt, or if by registered or certified U.S. Mail three (3) business days following deposit in the U.S. Mail. The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder. The initial address for notice are:

Address for Client Notice:

Address for Arctic Eyes Notice:

15800 Crabbs Branch Way, Suite 310

909 Beville Road

Rockville, MD 20855

South Daytona, FL  32119

E.

Severability. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any remaining provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

Client Initials:   SW

Arctic Eyes Initials:   NE  _

Service Agreement

SW China Imports, Inc.

F.

No Interpretation Against Drafter.  This Agreement has been negotiated at arm’s length between persons sophisticated and knowledgeable in these types of matters.  In addition, each party has been represented by experienced and knowledgeable legal counsel or had the opportunity to consult such counsel.  Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

G.

Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of the State of Florida, without reference to its conflicts of law principles. All disputes arising out of or under this Agreement shall be adjudicated exclusively within the courts located within Miami-Dade County, Florida and both parties hereby consent to such venue and exclusive jurisdiction of such courts, and waive any and all rights to proceed in any different forum.

H.

Paragraph Headings. The paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit or describe the scope or intent of this Agreement and are to be given no legal effect.

I.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that electronic and/or facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

J.

Injunctive Relief. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, Client and Arctic Eyes hereby agree, consent and acknowledge that, in the even of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in a competent court of jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity. For the purposes of this Agreement, each party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain an injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other party from circumventing the express written intent of the parties of this Agreement.

K.

Attorney’s Fees. In the event arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party’s reasonable attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, reasonable attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

[Signatures on Page 5]

Client Initials:   SW

Arctic Eyes Initials:   NE  _

Service Agreement

SW China Imports, Inc.

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on the 23rd day of February, 2011.

ARCTIC EYES, LLC

SW CHINA IMPORTS, INC

(ARCTIC EYES)

(CLIENT)

/s/ Nina Edstrom

/s/ Seon Won

Nina Edstrom

Seon Won

President and CEO

President and CEO

Client Initials:   SW

Arctic Eyes Initials:   NE  _

Service Agreement

SW China Imports, Inc.